Exhibit 99.1
Veradermics’ Oral VDPHL01 Achieved Early, Consistent, and Robust Hair Growth in Positive Phase 2/3 ‘302’ Clinical Trial in Male Pattern Hair Loss
VDPHL01, a novel orally-administered extended-release minoxidil formulation, met all primary and all key secondary endpoints with high statistical significance in both active treatment arms evaluating once-daily (QD) and twice-daily (BID) administration of VDPHL01
Rapid and robust hair growth was achieved with VDPHL01 treatment as demonstrated by a mean increase in non-vellus target area hair count (TAHC) of 30.3 hairs/cm² (once daily dosing; p<0.0001) and 33.0 hairs/cm² (twice daily dosing; p<0.0001) versus 7.3 hairs/cm² for placebo at Month 6
Approximately 79.3% (QD) and 86.0% (BID) of patients reported any improvement in patient-reported outcomes (PRO) versus 35.6% of placebo patients; 48.4% (QD; p<0.0001) and 62.9% (BID; p<0.0001) of patients reported ‘improved’ or ‘much improved’ outcomes at Month 6 versus 13.4% of placebo patients
Statistically significant improvement in hair growth was observed at Month 2, the earliest time point evaluated
VDPHL01 demonstrated a favorable safety and tolerability profile with overall adverse event rates similar to placebo
VDPHL01 has the potential to become the first FDA-approved non-hormonal oral treatment for the approximately 80 million men and women with pattern hair loss in the U.S.
Conference call and webcast scheduled for 8:00 a.m. ET today
NEW HAVEN, Conn., April 27, 2026 -- Veradermics, Incorporated (NYSE: MANE), a dermatologist-founded, late-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss today announced positive topline results from Part A of its randomized, double-blind, placebo-controlled Phase 2/3 clinical trial (Study ‘302’) evaluating VDPHL01, a proprietary extended-release oral minoxidil formulation, in over 500 males with mild-to-moderate pattern hair loss. Veradermics believes these results position VDPHL01 to potentially become the first FDA-approved oral pill in nearly 30 years for pattern hair loss and a potential best-in-indication treatment option for the 50 million men with pattern hair loss in the U.S.
Study ‘302’ enrolled 519 patients who were randomized to receive either VDPHL01 8.5mg once daily (QD), VDPHL01 8.5mg twice daily (BID), or placebo. The trial met all primary and all key secondary endpoints with statistical significance, demonstrating a potentially differentiated clinical profile defined by rapid onset of activity, consistent response across patients, and robust increases in hair count while being generally well tolerated with no treatment-related serious adverse events (SAEs) and no adverse events of special interest (AESIs) of cardiac origin.
In the study, VDPHL01 achieved superior hair growth compared with placebo (p<0.0001) on the co-primary endpoints of non-vellus Target Area Hair Count (TAHC) and patient reported outcome (PRO) benefit of ‘improved’ or ‘much improved’ on the Androgenetic Alopecia Impact Rating Scale (AAIRS) at Month 6. Patients achieved an average increase in non-vellus hair count of 30.3 hairs/cm² (p<0.0001) and 33.0 hairs/cm² (p<0.0001) in once daily and twice daily VDPHL01 treatment arms, respectively. Those receiving placebo only showed a 7.3 hairs/cm² increase from baseline at Month 6.
Following 6 months of treatment with VDPHL01, 79.3% of patients in the once daily dose arm (p<0.0001) and 86.0% of patients in the twice daily dose arm (p<0.0001) reported improvement in hair coverage on the AAIRS versus 35.6% of placebo patients. Additionally, 48.4% of patients in the once daily dose arm (p<0.0001) and 62.9% of patients in the twice daily dose arm (p<0.0001) achieved ‘improved’ or ‘much improved’ hair coverage on the AAIRS compared to only 13.4% of placebo patients.

“Based on the results of the ‘302’ trial, VDPHL01, if approved, has the potential to transform how physicians and patients approach pattern hair loss for men,” said Dr. Maryanne Makredes Senna, board-certified dermatologist at Beth Israel Lahey Health, Assistant Professor of Dermatology at Harvard Medical School, and member of Veradermics’ scientific advisory board. “I believe that an oral therapy that has improved hair loss in the eyes of nearly 80% of patients and investigators, was generally well tolerated in trials and sits in a class that dermatologists are already comfortable prescribing, has the potential to transform the treatment landscape for male pattern hair loss.”
The consistency of clinically meaningful hair growth reported by patients was further supported by investigator perception of hair growth, with investigators grading 72.0% (QD; p<0.0001) and 84.4% (BID; p<0.0001) of male patients as having improved hair coverage at Month 6 (p<0.0001). Rapid onset of hair growth was also observed at the earliest measured time point measured in the trial, with statistically significant separation from placebo on TAHC and IGA as early as Month 2.
“Dermatology has been treating hair loss with a drug borrowed from cardiology, in a formulation never intended for our patients, at doses we arrived at informally,” said Michael Gold, M.D., Study '302’ trial investigator and board-certified dermatologist. “VDPHL01 is the first oral minoxidil formulation developed specifically for pattern hair loss, and now the first to generate positive Phase 3 results of efficacy and safety.”
Treatment with VDPHL01 was generally well tolerated through Month 6 with overall treatment-emergent adverse event (TEAE) rates similar between VDPHL01 and placebo, and with an overall safety profile consistent with Phase 2. VDPHL01 demonstrated lower discontinuation rates than placebo, and the adverse event-related discontinuation rate was similar between active and placebo. No treatment-related SAEs and no AESIs of cardiac origin were observed in the study.
“Our proprietary, extended-release VDPHL01 formulation delivered marked increases in hair growth as assessed by objective assessments as well as physician and patient reports in Study ‘302’. These Phase 2/3 clinical study results support our belief that Veradermics' novel formulation in VDPHL01 can optimize oral minoxidil for significant hair growth while minimizing side effects and cardiac risk,” said Reid Waldman, M.D., Chief Executive Officer of Veradermics. “With a formulation designed to deliver more consistent exposure and avoid peak concentrations associated with dose-limiting cardiac side effects, we believe VDPHL01 has a potentially differentiated, generally well tolerated clinical profile with rapid, consistent, and robust hair growth. We are optimistic that these results represent a defining milestone for the hair loss community, our company and investors as we advance this foundational, non-hormonal treatment approach to the clinic for the millions of people with pattern hair loss.”
Study ‘302’ is part of an extensive pivotal development program designed to support the approval of VDPHL01 in both male and female pattern hair loss. In February, Veradermics announced enrollment completion in its second Phase 3 male trial, Study ‘304’, with topline results anticipated in the second half of 2026. Veradermics is actively recruiting female participants for its female pattern hair loss Phase 2/3 trial, Study ‘306’.
Veradermics will host a conference call and live webcast today at 8:00 a.m. ET to discuss the Study ‘302’ results and development plans. A live webcast will be available on the Events page in the Investors section of the company’s website. A replay will be available following the call.
About VDPHL01
VDPHL01 (extended-release minoxidil tablet) is a proprietary investigational, orally available non-hormonal drug in Phase 3 development for pattern hair loss in both women and men. VDPHL01 leverages extended-release technology to deliver a minoxidil product with the potential for improved efficacy and safety. The proprietary extended-release formulation utilizes a gel matrix designed to deliver long-lasting, steady release of minoxidil for sustained absorption. VDPHL01 has been shown to avoid the high peak concentrations of immediate-release oral minoxidil, while extending time above the minimum hair growth threshold to increase time for hair to grow. If approved, VDPHL01 would be the only FDA-approved oral non-hormonal treatment for pattern hair loss in both male and female patients. VDPHL01 is protected by a broad library of patents and patent applications related to the key innovations of VDPHL01. The earliest expiring patent term is 2043.
About Pattern Hair Loss
Pattern hair loss, also known as androgenetic alopecia, affects an estimated 80 million people in the United States (30 million women and 50 million men). Pattern hair loss can have a significant impact on quality of life, affecting an individual’s mental health and relationships. People with pattern hair loss often experience depression, low self-esteem and social withdrawal. There have been no new FDA-approved prescription medicines for pattern hair loss in nearly 30 years. In addition to prescription medicines, current treatments include over-the-counter “nutraceuticals” that produce inconsistent results and contribute to high dissatisfaction among patients and healthcare providers. The prevalence of pattern hair loss and the market demand for new treatments contribute to making it the largest aesthetics market worldwide, projected to reach approximately $30 billion by 2028.
About Veradermics, Inc.
Veradermics is a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss. Veradermics aims to develop a focused portfolio of aesthetic dermatology product candidates targeting high-prevalence dermatologic conditions, with potential selective development of medical dermatology product candidates. Its lead program, VDPHL01, is being developed as an oral, non-hormonal treatment for men and women with pattern hair loss, to reduce the barriers to wide adoption of chronic hair loss therapy and potentially transform pattern hair loss treatment. VDPHL01 is an oral, extended-release proprietary formulation of minoxidil, a proven hair growth agent, designed to maximize minoxidil’s impact on hair restoration while minimizing the risk of cardiac activity. For additional information, visit www.veradermics.com and follow us on LinkedIn and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements, which involve risks, uncertainties and contingencies, many of which are beyond the control of Veradermics, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements regarding the perceived efficacy of VDPHL01; the clinical profile of VDPHL01, including safety profile; the perceived benefits of VDPHL01; VDPHL01’s use as the preferred treatment for PHL; the treatment landscape for PHL; the timing of reporting additional clinical results, including anticipated data from Study ‘304’; the enrollment progress in Study ‘306’; VDPHL01’s potential to become the first FDA-approved non-hormonal oral treatment for PHL; and the projected size of the market for PHL. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including: Veradermics’ limited operating history with no products approved for commercial sale; Veradermics’ incurrence of substantial losses since its inception, anticipation of incurring substantial and increasing losses for the foreseeable future and need for substantial additional financing to achieve its goals; Veradermics’

anticipation that its success will depend on the approval and successful commercialization of VDPHL01, which is its lead product candidate, and if Veradermics is unable to obtain regulatory approval for, and successfully commercialize, VDPHL01, or any other current or future product candidates, or experience significant delays in doing so, its business will be materially harmed; the risk that adverse events or undesirable side effects are caused by Veradermics’ product candidates; competition from other companies; and other risks and uncertainties identified in the “Risk Factors” section of Veradermics’ Annual Report on Form 10-K, for the period ended December 31, 2025, and subsequent filings with the U.S. Securities and Exchange Commission. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Veradermics’ control, these forward-looking statements should not be relied upon as guarantees of future events. Moreover, Veradermics operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. These forward-looking statements speak only as of the date of this press release, and Veradermics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
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Mike Beyer, Sam Brown Healthcare Communications
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Jon Nugent, THRUST
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